                                                                      EXHIBIT 21


                   KMART CORPORATION AND SUBSIDIARY COMPANIES
                            SIGNIFICANT SUBSIDIARIES





The Registrant has no parent but had the following significant subsidiaries as of January 29, 1997:



Name                       Jurisdiction of Incorporation  Percentage of Voting Securities Held
----                       -----------------------------  ------------------------------------
Kmart Canada Co.           Nova Scotia                    100%
Builders Square, Inc.      Delaware                       100%
Kmart Mexico S.A. de C.V.  Mexico                         50%


                                       1